Exhibit 5.5

YOUNG CONAWAY STARGATT & TAYLOR, LLP

BEN T. CASTLE

SHELDON N. SANDLER

RICHARD A. LEVINE

RICHARD A. ZAPPA

RICHARD H. MORSE

DAVID C. MCBRIDE

JOSEPH M. NICHOLSON

CRAIG A. KARSNITZ

BARRY M. WILLOUGHBY

ANTHONY G. FLYNN

JEROME K. GROSSMAN

EUGENE A. DIPRINZIO

JAMES L. PATTON, JR.

ROBERT L. THOMAS

WILLIAM D. JOHNSTON

TIMOTHY J. SNYDER

BRUCE L. SILVERSTEIN

WILLIAM W. BOWSER

LARRY J. TARABICOS

RICHARD A. DILIBERTO, JR.

MELANIE K. SHARP

CASSANDRA F. ROBERTS

RICHARD J.A. POPPER

TERESA A. CHEEK

NEILLI MULLEN WALSH

ROBERT S. BRADY

JOEL A. WAITE

BRENT C. SHAFFER

DANIEL P. JOHNSON

CRAIG D. GREAR

TIMOTHY JAY HOUSEAL

MARTIN S. LESSNER

PAULINE K. MORGAN

C. BARR FLINN

NATALIE WOLF

LISA B. GOODMAN

JOHN W. SHAW

JAMES P. HUGHES, JR.

EDWIN J. HARRON

MICHAEL R. NESTOR

ROLIN P. BISSELL

SCOTT A. HOLT

JOHN T. DORSEY

M. BLAKE CLEARY

CHRISTIAN DOUGLAS WRIGHT

DANIELLE GIBBS

JOHN J. PASCHETTO

NORMAN M. POWELL

ELENA C. NORMAN

EDMON L. MORTON

JOHN E. TRACEY

ADAM W. POFF

SEAN M. BEACH

JOSEPH M. BARRY

SHARON M. ZIEG

DAVID R. HURST

TIMOTHY E. LENGKEEK

MATTHEW B. LUNN

THE BRANDYWINE BUILDING

1000 WEST STREET, 17TH FLOOR

WILMINGTON, DELAWARE 19801

P.O. BOX 391

WILMINGTON, DELAWARE 19899-0391

(302) 571-6600

(800) 253-2234 (DE ONLY)

FAX: (302) 571-1253

110 WEST PINE STREET

P.O. BOX 594

GEORGETOWN, DELAWARE 19947

(302) 856-3571

(800) 255-2234 (DE ONLY)

FAX: (302) 856-9338

WWW.YOUNGCONAWAY.COM

RYAN M. BARTLEY

DONALD J. BOWMAN, JR.

MICHELE SHERRETTA BUDICAK

EMILY V. BURTON

ERIKA R. CAESAR

JEFFREY T. CASTELLANO

DOUGLAS T. COATS

KARA HAMMOND COYLE

KRISTEN SALVATORE DEPALMA

MARGARET M. DIBIANCA

JUSTIN P. DUDA (NY ONLY)

MARY F. DUGAN

ERIN EDWARDS

KENNETH J. ENOS

KERRIANNE MARIE FAY

MARIS FINNEGAN

WILLIAM E. GAMGORT

MARGARET WHITEMAN GREECHER

SEAN T. GREECHER

MEGAN C. HANEY

A. DAVID HANSEN

STEPHANIE L. HANSEN

JAMES L. HIGGINS

LAUREN HUDECKI

PATRICK A. JACKSON

SPECIAL COUNSEL

KAREN L. PASCALE

KAREN E. KELLER

JENNIFER M. KINKUS

SARA BETH A. R. KOHUT

EVANGELOS KOSTOULAS

PILAR G. KRAMAN

JOHN C. KUFFEL

ANDREW A. LUNDGREN

JAIME N. LUTON

ANDREW L. MAGAZINER

ADRIA B. MARTINELLI

KATHALEEN MCCORMICK

TAMMY L. MERCER

MARIBETH L. MINELLA

LAUREN E. MOAK

MICHAEL S. NEIBURG

JENNIFER R. NOEL

ROBERT F. POPPITI, JR.

NICHOLAS J. ROHRER

ANDREW E. RUSSELL

JUSTIN H. RUCKI

CHERYL A. SANTANIELLO

MORGAN L. SEWARD

MONTÉ T. SQUIRE

MICHAEL P. STAFFORD

RICHARD J. THOMAS

JAMES M. YOCH, JR.

SENIOR COUNSEL

CURTIS J. CROWTHER

OF COUNSEL

BRUCE M. STARGATT

STUART B. YOUNG

EDWARD B. MAXWELL, 2ND

JOSY W. INGERSOLL

[to be issued on YCST letterhead]

[**closing date**]

To The Addressees Listed On

Schedule A Attached Hereto

Re:	Discover Card Master Trust I, Series 2007-CC
Discover Card Execution Note Trust, Class A( - ) DiscoverSeries Notes
Opinion of Delaware Counsel to Discover Bank and Discover Card Execution
Note Trust Regarding Perfection of Security Interests (Collateral Certificate)

Ladies and Gentlemen:

We have acted as Delaware counsel to Discover Bank, a Delaware banking corporation (“Discover Bank”) and Discover Card Execution Note Trust, a Delaware statutory trust (the “Note Issuance Trust”), in connection with the public offering of the securities described on Exhibit A attached hereto. As such Delaware counsel, we are furnishing this opinion letter pursuant to (i) Section 7(g)(i) of that agreement dated [**date**] (the “Underwriting Agreement”) among [**name of lead underwriter**], the Note Issuance Trust, and Discover Bank, as supplemented by **that agreement dated/those [**specify number**] certain agreements, each dated [**date**] (the “Terms Agreement[**s**]”) among [**name of lead underwriter**], the Note Issuance Trust, and Discover Bank, and (ii) Section 1307(a) of the Indenture (as such term is defined below). Pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, as amended on January 4, 2006, March 30, 2006, July 26, 2007, December 18, 2007, and July 24, 2009 (as so amended, the “Pooling and Servicing Agreement”), between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, a national banking association (“U.S. Bank”), as Trustee (the “Master Trust Trustee”) of the trust created thereby (the “Master Trust”), Discover Bank purports to have sold or otherwise conveyed certain Discover Card receivables, and the proceeds thereof, to the Master Trust. Pursuant to the Series 2007-CC Supplement to the Pooling

YOUNG CONAWAY STARGATT & TAYLOR, LLP

To The Addressees Listed On

Schedule A Attached Hereto

[**closing date**]

and Servicing Agreement, dated as of July 26, 2007 (the “Series Supplement”) between Discover Bank and the Master Trust Trustee, the Master Trust has issued to Discover Bank the Discover Card Master Trust I, Series 2007-CC Collateral Certificate (the “Collateral Certificate”), representing an undivided beneficial interest in the Master Trust. Discover Bank purports to effect an absolute assignment of the Collateral Certificate to the Note Issuance Trust pursuant to a Collateral Certificate Transfer Agreement, dated as of July 26, 2007 (the “Collateral Certificate Transfer Agreement”), between Discover Bank and the Note Issuance Trust. To the extent that the Collateral Certificate Transfer Agreement does not result in a sale of the Collateral Certificate to the Note Issuance Trust, the Collateral Certificate Transfer Agreement purports to create a valid first priority perfected security interest in the Collateral Certificate in favor of the Note Issuance Trust. We express no opinion herein as to the proper characterization of such transfer as either a sale or a transfer for security. The Note Issuance Trust purports to transfer and grant a first priority perfected security interest in the Collateral Certificate and certain additional collateral (the “Note Issuance Trust UCC Collateral”) to U.S. Bank, as Indenture Trustee (the “Indenture Trustee”) pursuant to clauses (i) through (ix) of the granting clause of the Indenture, dated July 26, 2007 (the “Indenture”), between the Note Issuance Trust and the Indenture Trustee, and the Indenture Supplement dated July 26, 2007, as amended by the Omnibus Amendment to Indenture Supplement and Terms Documents dated as of July 2, 2009 (the “Indenture Supplement”) between the Note Issuance Trust and the Indenture Trustee. Reference in this letter to any document shall mean such document as in effect on the date hereof.

For purposes of this letter, our review of documents has been limited to the review of originals or copies furnished to us of the following documents:

(a)	the Underwriting Agreement;

(b)	the Terms Agreement[**s**];

(c)	the Pooling and Servicing Agreement;

(d)	the Series Supplement;

(e)	the Collateral Certificate;

(f)	the Collateral Certificate Transfer Agreement;

(g)	the Indenture;

(h)	the Indenture Supplement;

(i)	a certified copy of Discover Bank’s Certificate of Incorporation, as amended;

YOUNG CONAWAY STARGATT & TAYLOR, LLP

To The Addressees Listed On

Schedule A Attached Hereto

[**closing date**]

(j)	the corporate minute book and By-laws of Discover Bank;

(k)	a certificate of legal existence and good standing of Discover Bank of recent date issued by the Secretary of State of the State of Delaware (the “Secretary of State”), a copy of which is attached hereto as Exhibit B;

(l)	a certificate of legal existence and good standing of Discover Bank of recent date issued by the Delaware State Bank Commissioner, a copy of which is attached hereto as Exhibit C;

(m)	a certificate of the Secretary or Assistant Secretary of Discover Bank, dated the date hereof, a copy of which is attached hereto as Exhibit D;

(n)	a certificate of the Vice President, Chief Financial Officer and Treasurer of Discover Bank, dated the date hereof, a copy of which is attached hereto as Exhibit E;

(o)	the Trust Agreement of the Note Issuance Trust, dated as of July 2, 2007, by and between Discover Bank, as Beneficiary, and Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee;

(p)	the Certificate of Trust of the Note Issuance Trust, as filed in the office of the Secretary of State on July 2, 2007;

(q)	a Certificate of Good Standing of the Note Issuance Trust, obtained as of a recent date from the Secretary of State;

(r)	that certain financing statement on Form UCC1 naming Discover Bank as “debtor,” naming the Note Issuance Trust as “assignor secured party,” and naming the Indenture Trustee as “total assignee of the assignor secured party,” a copy of which is attached hereto as Exhibit F, as filed in the office of the Secretary of State on July 26, 2007 at initial financing statement file no. 72817038 (the “Discover Bank Financing Statement”);

(s)	that certain financing statement on Form UCC1 naming the Note Issuance Trust as “debtor” and naming the Indenture Trustee as “secured party,” a copy of which is attached hereto as Exhibit G, as filed in the office of the Secretary of State on July 26, 2007 at initial financing statement file no. 72817186 (the “Note Issuance Trust Financing Statement”);

(t)	a Certificate of the Secretary of State, dated [**date**], listing the results of a search conducted by the Secretary of State for records filed in the office of the Secretary of State which name Discover Bank as debtor (the “Discover Bank Search Results”), and certifying that such certificate lists all presently effective financing statements, federal tax liens and utility security instruments filed in the office of the Secretary of State which name Discover Bank as debtor, as of [**date**] at 11:59 p.m. (the “Discover Bank Effective Time”); and

YOUNG CONAWAY STARGATT & TAYLOR, LLP

To The Addressees Listed On

Schedule A Attached Hereto

[**closing date**]

(u)	a Certificate of the Secretary of State, dated [**date**], listing the results of a search conducted by the Secretary of State for records filed in the office of the Secretary of State which name the Note Issuance Trust as debtor (the “Note Issuance Trust Search Results”), and certifying that such certificate lists all presently effective financing statements, federal tax liens and utility security instruments filed in the office of the Secretary of State which name the Note Issuance Trust as debtor, as of [**date**] at 11:59 p.m. (the “Note Issuance Trust Effective Time”).

For purposes of this letter, we have not reviewed any documents other than the documents referenced in paragraphs (a) through (u) above. In particular, we have not reviewed and express no opinion as to any other document that is referred to in, incorporated by reference into, or attached (whether as an exhibit, schedule, or otherwise) to any of the documents reviewed by us. The opinions in this letter relate only to the documents specified in such opinions, and not to any exhibit, schedule, or other attachment to, or any other document referred to in or incorporated by reference into, any of such documents. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions in this letter. We have conducted no factual investigation of our own, and have relied solely upon the documents reviewed by us, and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate in all respects and none of which we have investigated or verified.

Based upon and subject to the foregoing and subject to the assumptions, exceptions, qualifications, and limitations in this letter, it is our opinion that:

1. The proper office for filing the Discover Bank Financing Statement is the office of the Secretary of State.

2. The proper office for filing the Note Issuance Trust Financing Statement is the office of the Secretary of State.

3. Each of the Discover Bank Financing Statement and the Note Issuance Trust Financing Statement is in proper form for filing in the office of the Secretary of State.

4. To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware, 6 Del. C. §9-101 et seq. (“Delaware Article 9”) is applicable (without regard to conflict of laws principles), and assuming the due creation and attachment of the security interest in the Collateral Certificate granted by Discover Bank to the Note Issuance Trust pursuant to the Collateral Certificate Transfer Agreement, the Note Issuance Trust has a perfected security interest in Discover Bank’s right, title, and interest in the Collateral Certificate to the extent that the Collateral Certificate is an account, a general intangible, an instrument, or investment property (as such terms are defined in Delaware Article 9), and such perfected security interest has priority over any other security interest in the Collateral Certificate that is perfected solely by the filing of a financing statement in the office of the Secretary of State.

YOUNG CONAWAY STARGATT & TAYLOR, LLP

To The Addressees Listed On

Schedule A Attached Hereto

[**closing date**]

5. To the extent that Delaware Article 9 is applicable (without regard to conflict of laws principles), and assuming the due creation and attachment of the security interest in the Note Issuance Trust UCC Collateral granted by the Note Issuance Trust to the Indenture Trustee pursuant to the Indenture, the Indenture Trustee has a perfected security interest in Note Issuance Trust’s right, title, and interest in the Note Issuance Trust UCC Collateral to the extent that the Note Issuance Trust UCC Collateral consists of accounts, chattel paper, general intangibles, instruments, investment property, or negotiable documents (as such terms are defined in Delaware Article 9), and such perfected security interest has priority over any other security interest in the Note Issuance Trust UCC Collateral that is perfected solely by the filing of a financing statement in the office of the Secretary of State.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications, and limitations in addition to those set forth above:

A. The opinions in this letter are limited to Delaware Article 9, and we have not considered, and express no opinion on the effect of, concerning matters involving, or otherwise with respect to any other laws of any jurisdiction (including, without limitation, federal laws of the United States of America), or rules, regulations, orders, or decisions relating thereto.

B. We have assumed: (i) that each of Discover Bank and the Note Issuance Trust is organized solely under the laws of the State of Delaware; (ii) all signatures on all documents reviewed by us are genuine; (iii) all documents furnished to us as originals are authentic; (iv) all documents furnished to us as copies or specimens conform to the originals thereof; (v) all documents furnished to us in final draft or final or execution form have not been terminated, rescinded, altered, or amended, are in full force and effect, and conform to the final, executed originals of such documents; (vi) each document reviewed by us constitutes the entire agreement among the parties thereto with respect to the subject matter thereof; (vii) each document reviewed by us constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable against each of such parties in accordance with its terms; (viii) all conditions precedent set forth in the documents reviewed by us have been satisfied; (ix) each of the Collateral Certificate Transfer Agreement and the Discover Bank Financing Statement is factually accurate in describing the Collateral Certificate, and each of the Indenture and the Note Issuance Trust Financing Statement is factually accurate in describing the Collateral Certificate and sufficiently indicates the other Note Issuance Trust UCC Collateral; and (x) the name of Discover Bank indicated on the public record of the State of Delaware which shows Discover Bank to have been organized is and remains “Discover Bank” and the name of the Note Issuance Trust indicated on the public record of the State of Delaware which shows the Note Issuance Trust to have been organized is and remains “Discover Card Execution Note Trust.”

YOUNG CONAWAY STARGATT & TAYLOR, LLP

To The Addressees Listed On

Schedule A Attached Hereto

[**closing date**]

C. We express no opinion concerning: (i) ownership of or title to any property; (ii) creation or attachment of any lien, pledge, mortgage, or security interest; (iii) except as stated in numbered paragraphs 4 and 5 above, perfection of any lien, pledge, mortgage, or security interest; (iv) except as stated in numbered paragraphs 4 and 5 above, priority of any lien, pledge, mortgage, or security interest; (v) perfection or priority of any security interest in (a) proceeds, except for identifiable proceeds of the Collateral Certificate and the Note Issuance Trust UCC Collateral, subject, however, to the limitations of Section 9-315 of Delaware Article 9, (b) as-extracted collateral (as such term is defined in Section 9-102(a)(6) of Delaware Article 9), timber to be cut, and goods that are or are to become fixtures (as such term is defined in Section 9-102(a)(41) of Delaware Article 9), and (c) commercial tort claims; (vi) any possessory security interest; or (vii) the relative priority of the security interests referenced in numbered paragraphs 4 and 5 inter se.

D. The opinion in numbered paragraph 4 above regarding priority of the Note Issuance Trust’s security interest in the Collateral Certificate (i) is based solely on the Discover Bank Search Results; and (ii) is subject to (a) bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance, preferential transfer, liquidation, and similar laws relating to or affecting rights and remedies of creditors generally, and (b) principles of equity, including, without limitation, applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law). We have assumed the completeness and accuracy of the Discover Bank Search Results, that there exists no lien or security interest in the Collateral Certificate that is not disclosed in the Discover Bank Search Results (other than the security interest of the Note Issuance Trust in the Collateral Certificate referenced in numbered paragraph 4 above), and that no financing statement, other than the Discover Bank Financing Statement, listing Discover Bank as debtor and describing the Collateral Certificate, has been filed in the office of the Secretary of State at or since the Discover Bank Effective Time.

E. The opinion in numbered paragraph 5 above regarding priority of the Indenture Trustee’s security interest in the Note Issuance Trust UCC Collateral (i) is based solely on the Note Issuance Trust Search Results; and (ii) is subject to (a) bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance, preferential transfer, liquidation, and similar laws relating to or affecting rights and remedies of creditors generally, and (b) principles of equity, including, without limitation, applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law). We have assumed the completeness and accuracy of the Note Issuance Trust Search Results, that there exists no lien or security interest in the Note Issuance Trust UCC Collateral that is not disclosed in the Note Issuance Trust Search Results (other than the security interest of the Indenture Trustee in the Note Issuance Trust UCC Collateral referenced in numbered paragraph 5 above), and that no financing statement, other than the Note Issuance Trust Financing Statement, listing the Note Issuance Trust as debtor and describing any portion of the Note Issuance Trust UCC Collateral, has been filed in the office of the Secretary of State at or since the Note Issuance Trust Effective Time.

YOUNG CONAWAY STARGATT & TAYLOR, LLP

To The Addressees Listed On

Schedule A Attached Hereto

[**closing date**]

This letter speaks only as of the date hereof, and we assume no obligation to advise anyone of any changes in the foregoing subsequent to the delivery of this letter. This opinion letter is not intended to be employed in any transaction other than the one described above. We consent to your relying on this letter on the date hereof in connection with the matters set forth herein. This opinion letter is being delivered to you on the understanding that neither it nor its contents may be published, communicated or otherwise made available, in whole or in part, to any person or entity without, in each instance, our specific prior written consent, except that (i) Fitch, Inc. may rely on the opinions expressed herein, and (ii) a copy of this opinion letter may be furnished to, but not relied upon by, Moody’s Investors Service, Inc.

In addition, the opinions in this letter are limited to the opinions expressly stated in numbered paragraphs 1 through 5 of this letter, and no other opinions may be inferred beyond such matters expressly stated.

Very truly yours,

RAL/NMP/vl

Schedule A

[**name of lead underwriter**], as underwriter and

as a representative of the underwriters named

in Schedule I to the Terms Agreement

Latham & Watkins LLP

U.S. Bank National Association

Christopher Greene, Esquire

Exhibit A

$ aggregate principal amount of Class A([ ]-[ ]) DiscoverSeries Notes[1]

$ aggregate principal amount of Class B([ ]-[ ]) DiscoverSeries Notes

$ aggregate principal amount of Class C([ ]-[ ]) DiscoverSeries Notes

$ aggregate principal amount of Class D([ ]-[ ]) DiscoverSeries Notes

[1]	Delete any (i.e., Class A, Class B, Class C, or Class D) that are not being issued in connection with opinion.

Exhibit B

[certificate of legal existence and good standing of Discover Bank issued by the

Secretary of State of the State of Delaware

to be manually attached]

Exhibit C

[certificate of legal existence and good standing of Discover Bank issued by the

Delaware State Bank Commissioner

to be manually attached]

Exhibit D

[certificate of the Secretary or Assistant Secretary of Discover Bank

to be manually attached]

Exhibit E

[certificate of the Vice President, Chief Financial Officer and Treasurer

of Discover Bank to be manually attached]

Exhibit F

[Discover Bank Financing Statement to be manually attached]

Exhibit G

[Note Issuance Trust Financing Statement to be manually attached]